Exhibit 10.9

UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

August 31, 2010

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement -- Standard Terms dated as of May 8, 2009 and the Securities Purchase Agreement -- Standard Terms dated as of December 22, 2009 (collectively the “Securities Purchase Agreement”) by and among the United States Department of the Treasury (the “Investor”) and Highlands State Bank (the “Company”).  Further reference is made to those certain Certificates of Amendment filed by the Company with the New Jersey Department of Banking and Insurance on May 8, 2009 and December 18, 2009 with respect to the Preferred Stock and the Warrant Preferred Stock (the “Company Certificates of Designations”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement and the Company Certificates of Designations.  The Investor and the Company desire to set forth herein certain additional agreements regarding a Holding Company Transaction between the Company and Highlands Bancorp, Inc. (the “Acquiror”) on the date hereof.

In connection with the Company and the Acquiror’s consummation of a Holding Company Transaction:

1.           As of the date hereof, each of the Company and the Acquiror hereby represents that (A) each share of Designated Preferred Stock has been or will be converted into or exchanged for one share of Holding Company Preferred Stock, and (B) the Holding Company Preferred Stock conforms in all respects with the requirements of “Holding Company Preferred Stock” set forth in Section 7(c)(iv) of the Company Certificates of Designations.

2.           On or before the date hereof, the Acquiror has duly adopted and duly filed with the Division of Revenue of New Jersey the amendments to its certificate or articles of incorporation, articles of association, or similar organizational document, in substantially the forms provided on the Investor’s website, with respect to the Preferred Stock and the Warrant Preferred Stock (the “Acquiror Certificates of Designations”) and such Acquiror Certificates of Designations have been accepted.

3.           Pursuant to Section 4.3 of the Securities Purchase Agreement and effective as of the date hereof, the Acquiror hereby expressly assumes the due and punctual performance and observance of each and every covenant, agreement, and condition of the Securities Purchase Agreement to be performed and observed by the Company.

4.           In connection herewith, the Company and the Acquiror have delivered to the Investor a written opinion from counsel of the Company and the Acquiror, addressed to the Investor and dated as of the date hereof, in substantially the form attached hereto.

5.           Concurrently herewith, the Acquiror is issuing certificates representing the Holding Company Preferred Stock to the Investor, and the Investor is returning certificates representing the Designated Preferred Stock to the Company.

This side letter agreement and the Acquiror Certificates of Designations constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof.

This side letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  This side letter agreement shall be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

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In witness whereof, this side letter agreement has been duly executed by the authorized representatives of the parties hereto as of the date first above written.

Highlands State Bank

By: /s/ George E. Irwin
Name: George E. Irwin
Title:  President and CEO

Highlands Bancorp, Inc.

By: /s/ George E. Irwin
Name:  George E. Irwin
Title:  President and CEO

UNITED STATES DEPARTMENT OF THE TREASURY

By: /s/
Name:
Title: